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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 2-92366 of Merrill Lynch U.S. Government Mortgage Fund (the "Fund") on Form N-1A of our report dated October 24, 2003 appearing in the August 31, 2003 Annual Report of the Fund, in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
December 12, 2003